Exhibit 99.2

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES APPOINTMENT OF BRIAN APPELGATE AS INTERIM CHIEF OPERATING OFFICER

BOWLING GREEN, KY – November 14, 2022 – Holley Inc. (NYSE: HLLY), the leading platform serving performance automotive enthusiasts, today announced the appointment of Brian Appelgate, an industry veteran and operating leader with decades of experience leading teams in the performance automotive aftermarket, to Interim Chief Operating Officer (COO). Mr. Appelgate, who has advised Holley since 2018 as Head of Mergers and Acquisitions, will further align Holley’s operations in support of the Company’s highest priorities and largest near-term opportunities.

“Over the last two quarters, supply chain constraints have prevented us from building and shipping our products in the volumes needed to satisfy the demand we’ve seen from our enthusiast consumers and resellers.  Supply chain driven production inefficiencies along with inflationary pressures on many of our costs are further depressing our margins.  Brian is a performance aftermarket industry veteran with a wealth of operating experience.  He is a known quantity to our team and we are excited to partner with Brian to drive near-term improvement in our operating performance,” said Tom Tomlinson, Holley’s President and Chief Executive Officer.

As a performance automotive industry veteran, Mr. Appelgate has extensive experience in branded enthusiast consumer products, manufacturing, and distribution in private, private equity, and public market environments.  He has served on multiple boards in the industry and is a former chairman of the Specialty Equipment Marketing Association (SEMA).  Mr. Appelgate has advised Holley as Head of M&A since 2018 and prior to advising Holley, was President & Chief Executive Officer of Driven Performance Brands.

“Over the last four years my involvement with Holley as Head of M&A has allowed me to develop a thorough understanding of the business and become well acquainted with its people.  I’m excited to have the opportunity to further partner with the Holley team and look forward to driving near-term improvements in operating performance,” said Mr. Appelgate.

As Interim COO, Mr. Appelgate will be focused on driving near-term improvement in end-to-end Supply Chain, Manufacturing, and Engineering functional areas.

About Holley

Holley is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts.  Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; 10) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contact:
Ross Collins or Stephen Poe
Alpha IR Group
312-445-2870
HLLY@alpha-ir.com